SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K/A4

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 Date of report
                       (Date of earliest event reported):
                                November 15, 2002


                       PowerHouse Technologies Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        333-5278-NY              94-3334052
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


      2694 Bishop Drive, Suite 270
       San Ramon, California                                        94583
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


                                 (925) 328-1100
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

      As reported on Form 8-K dated November 15, 2002 (as amended on February 3, 2003, March 31, 2003 and July 14, 2003), Powerhouse Technologies Group, Inc. (the "Company") and PowerHouse Studios, Inc. ("PowerHouse"), a corporation organized under the laws of the state of Delaware, executed a Corporate Combination Agreement (the "Agreement") whereby the Company agreed to acquire all of the issued and outstanding capital interests and/or shareholdings of PowerHouse. The effective date of the plan was to be November 15, 2002. Because of delays in obtaining certain assignments and property rights, the closing was delayed to January 6, 2003. However, due to a delay in the process of confirming the marketability of certain intellectual property rights and the products embodying those rights, the closing had been further delayed to April 2, 2003. As of May 19, 2003, the transaction was deemed effective and the Company conducted a 1-for-122 reverse split of the Company's common stock. Additionally, the Company amended its Articles of Incorporation changing its name from Agate Technologies, Inc. to Powerhouse Technologies Group, Inc.

      The combination is expected to be accounted for as a reverse acquisition in which PowerHouse Studios is the accounting acquiror and Powerhouse Technologies Group is the legal acquiror. The management of Powerhouse Studios will be the management of the Company. Since the combination is expected to be accounted for as a reverse acquisition, no goodwill is expected to be recorded.

      This Form 8-K/A amends the current report on Form 8-K dated November 15, 2002 (as amended on February 3, 2003, March 31, 2003 and July 14, 2003) to include Item 7(a), Financial Statements of Businesses Acquired, as of and for the year ended March 31, 2003 and Item 7(b), Pro Forma Financial Information, as of and for the year ended March 31, 2003.

Item 7. Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

Independent Auditor's Report.................................................F-1

Balance Sheet - As of March 31, 2003.........................................F-2

Statement of Operations -For the Period from May 16, 2002
     (Inception) to March 31, 2003...........................................F-3

Statement of Stockholders' Equity (Deficit) - For the Period
     from May 16, 2002 (Inception) to March 31, 2003.........................F-4

Statement of Cash Flows - For the Period from May 16, 2002
     (Inception) to March 31, 2003...........................................F-5

Notes to the Financial Statements............................................F-6

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
Powerhouse Studios, Inc.
San Ramon, CA

We have audited the accompanying balance sheet of Powerhouse Studios, Inc. (the "Company") as of March 31, 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from May 16, 2002 (inception) to March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Powerhouse Studios, Inc. as of March 31, 2003 and the results of its operations and its cash flows for the period from May 16, 2002 (inception) to March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



HEIN + ASSOCIATES LLP

Orange, California
January 19, 2004

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                              AS OF MARCH 31, 2003


                                     ASSETS

CURRENT ASSETS                                                  $             -
                                                                ---------------
        Total current assets                                                  -

PROPERTY AND EQUIPMENT                                                        -
                                                                ---------------
        Total property and equipment                                          -

OTHER ASSETS:
    Investment in equity investee                                       470,856
                                                                ---------------
        Total other assets                                              470,856

TOTAL ASSETS                                                    $       470,856
                                                                ===============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable                                            $       122,553
    Finders' fee payable                                                 50,000
    Accrued payroll                                                      65,000
    Due to officer                                                       93,667
    Note payable to equity investee                                     183,995
    Advances from stock subscriptions                                 2,183,676
                                                                ---------------
        Total current liabilities                                     2,698,891

LONG-TERM LIABILITIES                                                         -
                                                                ---------------

TOTAL LIABILITIES                                                     2,698,891
                                                                ---------------

COMMITMENTS AND CONTINGENCIES (Notes 1, 2, 3 and 6)

STOCKHOLDERS' EQUITY (DEFICIT):
    Common stock, no par value; 1,500 shares authorized;
        129 shares issued and outstanding                               100,125
    Deficit accumulated in development stage                         (2,328,160)
                                                                ---------------
        Total stockholders' equity (deficit)                         (2,228,035)
                                                                ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $       470,856
                                                                ===============

    The accompanying notes are an integral part of the financial statements.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


REVENUES                                                        $             -
                                                                ---------------
        Total revenues                                                        -

COST OF SALES                                                                 -
                                                                ---------------
        Total cost of sales                                                   -

GROSS PROFIT                                                                  -
                                                                ---------------

OPERATING EXPENSES:
    Research and development                                            211,180
    Sales and marketing                                                 186,812
    General and administrative                                          542,881
                                                                ---------------
        Total operating expenses                                        940,873

NON-OPERATING EXPENSES:
    Loss due to theft                                                 1,353,348
    Equity in loss of investee                                           29,144
    Interest                                                              3,995
                                                                ---------------
        Total non-operating expenses                                  1,386,487

LOSS BEFORE INCOME TAXES                                              2,327,360

PROVISION FOR INCOME TAXES                                                  800
                                                                ---------------

NET LOSS                                                        $     2,328,160
                                                                ===============

NET LOSS PER COMMON SHARE -                                     $        18,332
                                                                ===============
    BASIC AND DILUTED

WEIGHTED AVERAGE COMMON SHARES - BASIC AND DILUTED                          127
                                                                ===============

    The accompanying notes are an integral part of the financial statements.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


                                                                                        DEFICIT
                                                                       COMMON       ACCUMULATED IN
                                                       COMMON           STOCK         DEVELOPMENT
                                                       SHARES          AMOUNTS           STAGE             TOTAL
                                                   --------------   -------------   ---------------  ---------------
BALANCE, May 16, 2002 (inception)                               -   $           -   $             -  $             -

    Issuance of shares for services in May 2002               125             125                 -              125
    Issuance of shares related to investment in
        equity investee in November 2002                        4         100,000                 -          100,000
    Net loss                                                    -               -        (2,328,160)      (2,328,160)
                                                   --------------   -------------   ---------------  ---------------

BALANCE, March 31, 2003                                       129   $     100,125   $    (2,328,160) $    (2,228,035)
                                                   ==============   =============   ===============  ===============

    The accompanying notes are an integral part of the financial statements.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                   $    (2,328,160)

     Adjustments to Reconcile Net loss to Net Cash
         Used in Operating Activities:
         Common stock issued for services                                   125
         Equity in loss of investee                                      29,144

         Changes in operating liabilities:
             Accounts payable                                           122,553
             Accrued payroll                                             65,000
             Due to officer                                              93,667
                                                                ---------------

     Net cash used in operating activities                           (2,017,671)
                                                                ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Investment in equity/Investee                                     (130,000)
                                                                ---------------

     Net cash used in investing activities                             (130,000)
                                                                ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Finders' fee payable                                                50,000
     Principal payment on note payable                                  (86,005)
     Advances on common stock subscriptions                           2,183,676
                                                                ---------------

     Net cash provided by financing activities                        2,147,671
                                                                ---------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     -

CASH AND CASH EQUIVALENTS, beginning of year                                  -
                                                                ===============

CASH AND CASH EQUIVALENTS, end of year                          $             -
                                                                ===============

NON-CASH INVESTING ACTIVITY:
     Purchase of investment in equity investee
         through a note payable                                 $       270,000
                                                                ===============
     Issuance of common stock in exchange for an
         investment in equity investee                          $       100,000
                                                                ===============

    The accompanying notes are an integral part of the financial statements.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Development Stage Operations - Powerhouse Studios, Inc. (a Development Stage Company) (the "Company") is a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on May 16, 2002. The Company has limited operating history with no revenues. The Company acquires, develops and markets computing software technologies that improve the way mobile information is stored, carried and accessed.

      Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue and has limited sources of debt or equity capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      Management plans to take the following steps that it believes will be sufficient to provide the Company the ability to continue active operations:

      o Management has consummated a transaction with a publicly held company that will allow it to retire existing liabilities and facilitate future fund-raising.

      o Management intends to continue to raise additional financing through private debt or equity or other means and interests that it deems necessary, with a view to moving towards profitable operations and adequate funding through operations and operating debt (Note 6, Combination Agreement).

      o Management intends to raise additional operating funds through equity or debt financings or through loans from banks or other lending institutions. The Company has not yet negotiated with any banks or other lending institutions nor has the Company arranged for any specific equity or debt financings. The Company may not be able to arrange for loans or financings on favorable terms. There is no assurance that the Company will be able to arrange for financing and has not, to date, had any substantive discussion with any third party regarding such financing.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and assumptions routinely require adjustment. US GAAP requires management to make estimates and judgments in several areas including those related to the capitalization of development costs of the Company's software, the valuation of the recoverability of those costs, and the fair value of stock-based compensation. Actual results in these particular areas could differ from those estimates.

      Comprehensive Income - SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from May 16, 2002 (inception) to March 31, 2003, the Company has no items that represent other comprehensive income and, accordingly, has not included a schedule of comprehensive income in the financial statements.

      Basic and Diluted Loss Per Share - In accordance with the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards (" SFAS") No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed in the same way as basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if all potential common shares had been issued and if the additional common shares were dilutive. As of March 31, 2003, the Company had no outstanding stock options or warrants that can be converted into shares of common stock.

      Property, Plant and Equipment - The Company maintained no physical assets as of March 31, 2003.

      Software Development - Research and development costs are charged to expense as incurred. However, the costs incurred for the development of computer software that will be sold, leased, or otherwise marketed are capitalized when technological feasibility has been established. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Costs that are capitalized include direct labor and related overhead. Amortization of capitalized software development costs begins when the product is available for general release. As of March 31, 2003, the Company had not capitalized any costs incurred for the development of computer software. Research and development cost of $211,180 were expensed as of March 31, 2003.

      Fair Value of Financial Instruments - The estimated fair values for financial instruments under FASB SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," are determined at discrete

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including accounts payable, accrued expenses and note payable, the carrying amounts approximate fair value due to their maturities. The amount shown for long-term debt also approximates fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

      Investment in Affiliated Companies - The equity method of accounting is used for investments in which the Company has significant influence. Generally this represents common stock ownership or partnership equity of at least 20% and not more than 50%. The cost method of accounting is used for investments in which the Company does not have significant influence. Generally this represents common stock ownership or partnership equity of less than 20%.

      Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, "Accounting for Income Taxes," wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled.

      Exit or Disposal Activities - In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (EITF 94-3). The Company will be required to adopt the provisions of SFAS 146 for restructuring activities initiated after December 31, 2002. SFAS 146 requires the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of the Company's commitment to an exit plan. SFAS 146 also states the liability should initially be measured and recorded at fair value. Accordingly, SFAS 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized. The Company has adopted SFAS 146 on January 1, 2003. The adoption of SFAS 146 in not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

      Recently Issued Accounting Pronouncements - In January 2003, the FASB issued FASB Interpretaion ("FIN") 46, "Consolidation of Variable Interest Entities." FIN 46 establishes accounting guidance for consolidation of a variable interest entity ("VIE"), formerly referred to as special purpose entities. FIN 46 applies to any business enterprise, both public and private, that has a controlling interest, contractual relationship or other business relationship with a VIE. FIN 46 provides guidance for determining when an entity (Primary Beneficiary) should consolidate a VIE that functions to support the activities of the Primary Beneficiary. The Company has no contractual relationship or other business relationship with a VIE and, therefore, the adoption of FIN46 will not have an effect on its financial position, results of operations, or cash flows.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      In May 2003, the FASB issued Statement of Financial Accounting Standards 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 represents the first phase of the FASB's project to clarify the accounting treatment of certain instruments that possess characteristics of both liabilities and equity. SFAS 150 generally requires that freestanding financial instruments that obligate the issuer to redeem the holders' shares, or are indexed to such an obligation, and are settled in cash or settled with shares meeting certain conditions be treated as liabilities. The provisions of SFAS 150 are effective immediately for instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003, with the exception of mandatorily redeemable instruments of non-public companies, which become subject to SFAS 150 for fiscal periods beginning after December 15, 2003. As of March 31, 2003, the Company had no freestanding financial instruments subject to redemption.

2.    RELATED PARTY TRANSACTIONS

      Accrued Payroll - Pursuant to an employment agreement, during the period from May 16, 2002 (inception) to March 31, 2003, the Company accrued $65,000 in wages for its Chief Executive Officer. The Company has not yet repaid this amount.

      Due to Officer - During the period from May 16, 2002 (inception) to March 31, 2003, the Company accrued $93,667 in expenses paid for in advance by its Chief Executive Officer. The Company has repaid this amount subsequent to March 31, 2003.

      Note Payable to Equity Investee - The Company entered into a promissory note in the amount of $270,000, dated November 26, 2002, for the purchase of 49% of the then outstanding shares of First Person Software, Inc. The note bears interest at the rate of 6% per annum. Assets were not required to be collateralized. The repayment terms call for 3 payments of $90,000 plus interest, due every 90 days and maturing in August 2003. Interest is calculated on the outstanding principal amount and accrued monthly, to be paid at the end of the term.

      As of March 31, 2003, the Company had an outstanding balance and incurred interest expense of $183,995 and $3,995, respectively, and was in compliance with all terms and conditions of the note payable.

      The total purchase price of the investment in First Person Software, Inc. was $500,000, which included the promissory note in the amount of $270,000, a cash payment of $130,000 and 4 of the Company's common shares in exchange for 912,265 shares of First Person Software, Inc.'s common shares, representing 49% of First Person Software, Inc. This transaction has been accounted for under the equity method.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      The following summarizes information as to the assets, liabilities, equity, and results of the investee's operations:

                                                          March 31, 2003
                                                            (unaudited)

      Current assets                                    $        249,448
                                                        ================
      Total assets                                      $        257,948
                                                        ================

      Total liabilities                                 $         10,460
                                                        ================

      Total stockholders' deficit                       $        247,488
                                                        ================

      Total liabilities and stockholders' deficit       $        257,948
                                                        ================

      Revenues                                          $              -
                                                        ================
      Loss from operations                              $        210,926
                                                        ----------------
      Net loss                                          $        207,412
                                                        ================


      Employment Contracts - On May 16, 2002, the Company entered into an employment agreement with its President and Chief Executive Officer for a perpetual period terminable upon 30 days notice by either party. The agreement calls for a salary at the rate of $240,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. For the period from May 16, 2002 (inception) to March 31, 2003, the Company has incurred $155,000 of compensation expense relating to this contract of which $65,000 has been accrued at March 31, 2003. The Chief Executive Officer also received 25 shares of common stock as part of the compensation package, and is eligible for a retention bonus at the discretion of the Board of Directors.

      Advances from Stock Subscriptions - From the Company's inception, May 16, 2002, to March 31, 2003, the Company received amounts totaling $2,183,676 for common stock subscriptions. These amounts represent common stock subscriptions for the purchase of shares in the combined entity of the Company and Agate Technologies, Inc. (Note 6, Combination Agreement). The combination was completed and deemed effective on May 19, 2003. The amounts received for the common stock subscriptions of the combined entity were recorded as a liability at March 31, 2003 and were relieved on May 19, 2003 upon the effectiveness of the combination.

3.    COMMITMENTS AND CONTINGENCIES

      See Note 6 for Subsequent Events.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


4.    STOCK TRANSACTIONS

      Common Stock - As of March 31, 2003, the Company had 1,500 common shares authorized and initially reported 794 shares outstanding. The Company had only one class of common stock and no preferred stock. Subsequent to March 31, 2003, the Company discovered that 720 of these shares had been fraudulently issued by an outside party. On November 7, 2003, the Company rescinded these shares (Note 6, Outstanding Litigation). These financial statements include as outstanding, only those shares that the Company has determined were validly issued. Of these shares, 125 were issued to officers for services. The remaining 4 shares were issued to First Person Software, Inc. in conjunction with the stock purchase agreement entered into as of November 26, 2002.

      As of March 31, 2003 the Company had issued no stock options or warrants.

5.    PROVISION FOR INCOME TAXES

      As of March 31, 2003, the Company had a net operating loss carryforward of approximately $2,321,000 which begins to expire in 2023. The tax provision for the year ended March 31, 2003, in the accompanying statement of operations represents the California franchise tax.

      A valuation allowance has been recorded against the Company's deferred tax assets as the Company cannot yet determine that it is probable that the assets will be realized. Any future benefits recognized from the reduction of the valuation allowance will result in a reduction of income tax expense.

6.    SUBSEQUENT EVENTS

      Combination Agreement - Effective May 19, 2003, the Company completed a combination with Agate Technologies, Inc. The effective date of the plan was to be November 15, 2002, with Powerhouse Studios, Inc. becoming a wholly-owned subsidiary of the Agate Technologies, Inc. on closing. Because of delays in obtaining certain assignments and property rights, the closing was delayed to January 6, 2003. Then, due to a delay in the process of confirming the marketability of certain intellectual property rights and the products embodying those rights, the closing was further delayed to April 2, 2003. As of May 19, 2003, the transaction was deemed effective and the Company conducted a 1-for-122 reverse split of the Agate Technologies, Inc. common stock. Additionally, the Company amended its Articles of Incorporation changing its name to "Powerhouse Technologies Group, Inc."

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      Licensing Agreement - On May 28, 2003, the Company entered into a Business Alliance and Software Licensing Agreement (the "Licensing Agreement") with First Person Software, Inc. The agreement grants the Company an exclusive license for the distribution of the PocketLogin software developed by First Person Software, Inc. This exclusive license is valid for 6 months beginning 30 days after the acceptance of the software by the Company. The agreement also calls for the good faith negotiation of future licenses for the referenced product, and for the development of future products. The Company is also obligated to pay First Person Software, Inc. a royalty equal to 10% of gross revenue for each product sold that consists of a hardware and software system, and in any event no less than $5.00 per unit sold. The Company is also obligated to pay 50% of gross revenue for software-only sales. In anticipation of unit sales, the Company agreed to royalty prepayments of $243,000 from May 15, 2003 through October 15, 2003. As of December 31, 2003 the Company has paid $143,000 for royalty prepayments.

      As part of the Licensing Agreement, the Company agreed to spend $4,500,000 on marketing the Company's products that include the PocketLogin software. The Company has not yet complied with this provision in the Licensing Agreement. Based on the success of the Company's marketing efforts to date and its favorable business relationship with First Person Software, Inc., the Company believes that First Person Software, Inc. has no intention of calling a breach of the Licensing Agreement.

      Outstanding Litigation - On September 15, 2003, PowerHouse Technologies Group, Inc. filed a complaint in the Superior Court of the State of California in and for the County of Los Angeles, South West District against Joseph Ford Proctor, Chief Executive Officer of MayFair Capital Group Limited, and others (collectively, the "Proctor Group") (case no: YC 047491) (the "Civil Action"), seeking, among other items: (1) the recovery of significant funds that the Company believes were diverted from it by the Proctor Group during and after the period Mr. Proctor headed a capital-raising effort for the Company; (2) the cancellation of approximately 7 million shares of Company Common Stock (post-split) claimed by the Proctor Group which would represent a majority of the total shares of Company Common Stock currently outstanding (the "Proctor Group Shares"); and (3) the issuance of a temporary restraining order preventing the Proctor Group from, among other items, transferring, selling, or exercising voting rights in respect of the Proctor Group Shares. Subsequent to a court hearing regarding the Civil Action on November 5, 2003, the Superior Court, without prejudice, declined to continue a temporary restraining order that the Superior Court had granted to the Company on September 15.

      The Company and its Board of Directors believe, based upon a review of all relevant information available to the Company and after consulting with the Company's counsel, that the Proctor Group Shares were illegally and invalidly issued and therefore, the Board of Directors of the Company has determined that the Proctor Group Shares are, and are to be deemed to be, not validly issued and outstanding and that the holders of those shares shall not be entitled to exercise any of the voting and other rights and privileges of stockholders of the Company in respect of such shares. The Board of Directors of the Company, acting upon advice of counsel, has taken actions it believes to be necessary and appropriate to implement the foregoing determinations, including advising the Company's transfer agent with respect thereto.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      On December 1, 2003, PowerHouse Technologies Group, Inc. and Forward Solutions, Inc. were served a complaint filed in the Superior Court of the State of California and for the County of Los Angeles, Central District by Draft, Inc., a Delaware corporation (case no. BC306660) alleging breach of contract and related claims pursuant to an alleged contract to develop and implement a direct marketing program for the Company. The suit claims damages of approximately $445,000 plus an alleged bonus based on product sales. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have material impact on the company's financial position, results of operations, or cash flows in future years.

      The Company is not aware of any additional litigation as of December 31, 2003.

      Employment/Consulting Agreements - On May 15, 2003, the Company formed a wholly-owned subsidiary, Forward Solutions, Inc. Forward Solutions, Inc. entered into an employment agreement with its President and Chief Operating Officer for a perpetual period terminable upon 30 days notice by either party. The agreement calls for a salary at the rate of $175,000 per annum and is subject to review no less than annually. The contract calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan adopted by the Board of Directors. The employee was offered a grant of 100,000 shares of common stock of PowerHouse Technologies Group, Inc., subject to completion of the contemplated transaction and granting by the Board of Directors, as part of the compensation package. These shares were granted December 19, 2003. The employee is also eligible for a retention bonus at the discretion of the Board of Directors.

      On July 15, 2003, PowerHouse Technologies Group, Inc. entered into a consulting agreement with its Chief Operating Officer and International President for a period of 3 years, subject to certain cancellation provisions including a mutual 90 day notice period. The agreement calls for annual payments of $200,000 paid semi-monthly, and provides for the reimbursement of approved expenses including living expenses while in the United States. The agreement restricts the consultant from engaging in other business activities while under contract with PowerHouse Technologies Group, Inc., and provides for other restrictions to protect the intellectual and business property of the Company.

                            POWERHOUSE STUDIOS, INC.
                          (A Development Stage Company)

                        NOTES TO THE FINANCIAL STATEMENTS
         FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2003


      Sublease Agreement - In April 2003 the Company entered into a 20 month sub-lease agreement with a third party for 2,186 square feet of office space located in San Ramon, California. The agreement commenced May 1, 2003 and requires monthly sub-lease payments of $3,607 through December 31, 2004. The payment includes the use of existing furniture and equipment located on the premises. The agreement also provided a right of first refusal on an additional 1,519 square feet that was optioned to the Company on August 15, 2003. The Company agreed to lease the additional space for an additional monthly payment of $2,506. The termination of this portion of the lease is also December 31, 2004.

      Future minimum facilities sublease rental expense as of December 31, 2003, is as follows:

      2004                                            $         57,219
      2005                                                      55,017
                                                      ----------------

      Total                                           $        112,236
                                                      ================

      Services Agreements - In April 2003 the Company entered into an agreement for financial public relations services. This agreements calls for monthly cash payments of $7,500, plus reimbursement of out-of-pocket expenses as approved by the Company. The agreement also provided for stock options equal to $150,000 (but not less than 60,000 shares) based on the post-reverse price as of April 15, 2003. Since the combination agreement did not occur at that time, the Company and the vendor intend to mutually agree on an amount of shares and option price agreeable to both parties.

      Common Stock Issuances - In December 2003, the Company issued 60,000 shares of its common stock to officers, directors and employees for services and compensation.

      Secured Convertible Notes - In October 2003, the Company offered up to $10,000,000 in its 10% secured convertible notes, bearing interest per annum with a maturity of 10 years. The notes are collateralized by all of the Company's intellectual property and tangible assets of the Company, current and future. The notes are convertible at any time, at the holder's option and at an initial conversion price of $4.00 per share. As of January 20, 2004, the Company has issued approximately $350,000 of the secured convertible notes.

Item 7.

(b) Pro Forma Financial Information

PRO FORMA CONDENSED COMBINING STATEMENTS

The accompanying unaudited pro forma condensed combining statement of operations presents the results of the combined operations of PowerHouse Studios, Inc. and PowerHouse Technologies Group, Inc. (formerly Agate Technologies, Inc.) as of the beginning of the period ended March 31, 2003. The combination is expected to be accounted for as a reverse acquisition in which PowerHouse Studios, Inc. is the accounting acquiror and Powerhouse Technologies Group is the legal acquiror.

The pro forma unaudited condensed combining balance sheet reflects the conversion of Advances from Stock Subscriptions into equity which occurred at the completion of the combination. The management of Powerhouse Studios will be the management of the Company. Since the combination is expected to be accounted for as a reverse acquisition, no goodwill is expected to be recorded.

                   CONDENSED COMBINING PROFORMA BALANCE SHEET
                              AS OF MARCH 31, 2003

                                                                                           AGATE
                                                                       POWERHOUSE       TECHNOLOGIES,     PROFORMA          COMBINED
                                                                      STUDIOS, INC.         INC.         ADJUSTMENTS        PROFORMA

                                     ASSETS
Current Assets                                                            $     -                -                                -
                                                                          -------         --------                          -------
    Total current assets                                                        -                -                                -

Property and Equipment                                                          -                -                                -

    Total property and equipment                                                -                -                                -

Other Assets:
  Investment in equity investee                                           470,856                -                          470,856
                                                                          -------         --------                          -------
    Total other assets                                                    470,856                -                          470,856

Total Assets                                                             $470,856                -                         $470,856
                                                                         ========         ========                         ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Accounts payable                                                       $122,553          173,015                         $295,568
  Finders' fee payable                                                     50,000                -                           50,000
  Accrued payroll                                                          65,000          107,411                          172,411
  Due to officer                                                           93,667                -                           93,667
  Note payable to equity investee                                         183,995                -                          183,995
  Advances from stock subscriptions                                     2,183,676                -       (2,183,676)              -
                                                                        ---------          -------                          -------
    Total current liabilities                                           2,698,891          280,426                          795,641

Long-Term Liabilities                                                           -                -                                -


Total Liabilities                                                       2,698,891          280,426                          795,641
                                                                        ---------          -------                          -------


Stockholders' Equity (Deficit):
    Total stockholders' equity (deficit)                               (2,228,035)        (280,426)       2,183,676        (324,785)
                                                                       -----------        ---------                        ---------

Total Liabilities and Stockholders' Equity (Deficit)                     $470,856               $0                         $470,856
                                                                         =========             ===                         ========

                             STATEMENT OF OPERATIONS

              CONDENSED COMBINING PROFORMA STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED MARCH 31, 2003

                                                                                           AGATE
                                                                       POWERHOUSE       TECHNOLOGIES,     PROFORMA          COMBINED
                                                                      STUDIOS, INC.         INC.         ADJUSTMENTS        PROFORMA
Revenues                                                                  $     -           81,253                           81,253
                                                                          -------           ------                           ------
    Total revenues                                                              -           81,253                           81,253

Cost of Sales                                                                   -            8,373                            8,373
                                                                          -------            -----                            -----
    Total cost of sales                                                         -            8,373                            8,373

Gross Profit                                                                    -           72,880                           72,880
                                                                          -------           ------                           ------

Operating Expenses:
  Research and development                                                211,180                -                          211,180
  Sales and marketing                                                     186,812            6,002                          192,814
  General and administrative                                              542,881          358,458                          901,339
                                                                          -------          -------                          -------

    Total operating expenses                                              940,873          364,460                        1,305,333

Non-Operating Expenses:
  Loss due to theft                                                     1,353,348                -                        1,353,348
  Equity in loss of investee                                               29,144                -                           29,144
  Interest - Net                                                            3,995            4,796                            8,791
                                                                            -----            -----                            -----
    Total non-operating expenses                                        1,386,487            4,796                        1,391,283

Loss Before Income taxes                                                2,327,360          296,376                        2,623,736

Provision for Income Taxes                                                    800              800                            1,600
                                                                              ---              ---                            -----

Net Loss from Continuing Operations                                    $2,328,160         $297,176                       $2,625,336
                                                                       ==========         ========                       ==========

Basic and Diluted Pro forma Loss per Share                                                   $0.33                            $1.00

Weighted Average Shares Outstanding (Post-split)                                           888,525       1,726,735        2,615,260

Footnotes to unaudited pro forma condensed combining state of operations and balance sheet:

1. The Weighted Average Shares Outstanding (Post-split) for Agate Technologies, Inc. represent issued and outstanding shares of 108,400,000 split 122:1.

2. The Weighted Average Shares Outstanding (Post-split) adjustment represents the shares issued to holders of PowerHouse Studios, Inc. stock and the issuing of 436,735 shares for the advanced stock subscriptions received.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PowerHouse Technologies Group, Inc.



Date:  January 27, 2004                     /s/ Jay Elliot
                                          --------------------------------------
                                          Name: Jay Elliot
                                          Title: Chief Executive Officer